Exhibit 4.4

[SENIOR FLOATING RATE NOTE]

[Face of Note]

IF THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF THEN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO SUCH TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

IF THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED OFFICER OF THE DEPOSITORY TRUST COMPANY, THEN UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER PERSON, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ANY UNITED STATES PERSON WHO HOLDS THIS NOTE WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NO OFFSHORE ASSOCIATE MAY DIRECTLY OR INDIRECTLY ACQUIRE THIS SECURITY OR ANY INTEREST IN OR RIGHT IN RESPECT OF THIS SECURITY (OTHER THAN AN OFFSHORE ASSOCIATE WHO ACQUIRES THIS SECURITY OR SUCH INTEREST OR RIGHT IN THE CAPACITY OF A DEALER, MANAGER OR UNDERWRITER IN RELATION TO THE PLACEMENT OF THE SECURITY, INTEREST OR RIGHT, OR A CLEARING HOUSE, CUSTODIAN, FUNDS MANAGER OR RESPONSIBLE ENTITY OF A REGISTERED SCHEME WITHIN THE MEANING OF THE CORPORATIONS ACT 2001 OF AUSTRALIA).  (“OFFSHORE ASSOCIATE” MEANS AN ASSOCIATE (AS DEFINED IN SECTION 128F OF THE INCOME TAX ASSESSMENT ACT 1936 (CTH) (“TAX ACT”)) OF THE CORPORATION THAT IS EITHER A NON RESIDENT OF THE COMMONWEALTH OF AUSTRALIA WHICH DOES NOT ACQUIRE THE SECURITIES IN CARRYING ON A BUSINESS AT OR THROUGH A PERMANENT ESTABLISHMENT IN AUSTRALIA OR, ALTERNATIVELY, A RESIDENT OF AUSTRALIA THAT ACQUIRES THE SECURITIES IN CARRYING ON BUSINESS AT OR THROUGH A PERMANENT ESTABLISHMENT OUTSIDE OF AUSTRALIA.)

EACH PERSON WHO DIRECTLY OR INDIRECTLY ACQUIRES THIS SECURITY OR SUCH INTEREST OR RIGHT IS, BY ACQUIRING THIS SECURITY OR AN INTEREST OR RIGHT IN RESPECT OF THIS SECURITY, TAKEN TO HAVE WARRANTED IN FAVOUR OF THE CORPORATION THAT THE PERSON IS NOT AN OFFSHORE ASSOCIATE TO WHOM THIS RESTRICTION APPLIES.

ANY OFFSHORE ASSOCIATE TO WHOM THIS RESTRICTION APPLIES WHO DIRECTLY OR INDIRECTLY ACQUIRES THIS SECURITY OR ANY INTEREST IN OR RIGHT IN RESPECT OF THIS SECURITY MAY BE SUBJECT TO AUSTRALIAN TAX AND, IF SO, WILL NOT BE ENTITLED TO RECEIVE ANY PAYMENT OF ADDITIONAL AMOUNTS FROM THE CORPORATION IN RESPECT OF ANY AMOUNT DEDUCTED BY THE CORPORATION ON ACCOUNT OF SUCH TAX FROM AMOUNTS PAYABLE UNDER THIS SECURITY.

THIS SECURITY IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OF AMERICA OR THE COMMONWEALTH OF AUSTRALIA.

REGISTERED	REGISTERED

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

A.C.N. 005 357 522

No. SNR/FLR-A	FLOATING RATE U.S. MEDIUM-TERM NOTE, SERIES A	CUSIP NO.

PRINCIPAL AMOUNT AND CURRENCY OR CURRENCY UNIT:

GLOBAL SECURITY:

DENOMINATIONS (if necessary):

OPTION TO RECEIVE PAYMENT IN SPECIFIED CURRENCY:

ORIGINAL ISSUE DATE:

STATED MATURITY:

FINAL MATURITY DATE:
(For Renewable and Extendible Notes only)

COMPUTATION PERIOD:

INDEX CURRENCY:

INDEX MATURITY:

INITIAL INTEREST RATE:

INTEREST RATE BASIS:

SPREAD (PLUS OR MINUS):

SPREAD MULTIPLIER:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

INTEREST PAYMENT PERIOD:

INTEREST PAYMENT MONTH(S):

INTEREST PAYMENT DATE(S):

INTEREST RESET PERIOD:

INTEREST RESET MONTH(S):

INTEREST RESET DATE(S):

INTEREST DETERMINATION DATE(S):

RENEWABLE NOTE:
Insert any other provisions or legends:

REGULAR RECORD DATE(S):

REDEMPTION DATE(S):

REDEMPTION PERCENTAGE(S)/PRICE(S):

REPAYMENT DATE(S)
(OPTION OF HOLDER):

REPAYMENT PERCENTAGE(S)/PRICE(S)
(OPTION OF HOLDER):

NOTICE PERIOD:

CALCULATION AGENT:

EXCHANGE RATE AGENT:

CALCULATION DATE:

ALTERNATIVE RATE EVENT SPREAD:

ORIGINAL ISSUE DISCOUNT SECURITY:

TOTAL AMOUNT OF OID:

OID AS A PERCENTAGE OF PRINCIPAL AMOUNT:

YIELD TO MATURITY:

EXTENDIBLE NOTE:

EXTENSION PERIOD:

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (A.B.N. 11 005 357 522), a corporation duly incorporated under the laws of the Commonwealth of Australia (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to, CEDE & CO. or registered assigns, the principal amount specified above in the currency or currency unit so specified (any currency or currency unit other than U.S. dollars being hereinafter referred to as a “Specified Currency”) on the Stated Maturity specified above, and to pay interest thereon, from and including the Original Issue Date of this Security specified above (the “Original Issue Date”) or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest on this Security (or any Predecessor Security) has been paid or duly provided for, at a rate per annum equal to the Initial Interest Rate specified above (the “Initial Interest Rate”) until the first Interest Reset Date (as defined on the reverse hereof) following the Original Issue Date and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading “Determination of CD Rate”, “Determination of Commercial Paper Rate”, “Determination of Prime Rate”, “Determination of Federal Funds Effective Rate”, “Determination of LIBOR”, “Determination of Treasury Rate”, “Determination of Australian Bank Bill Rate” or “Determination of CMT Rate”, depending upon whether the Interest Rate Basis specified above is CD Rate, Commercial Paper Rate, Prime Rate, Federal Funds Effective Rate, LIBOR, Treasury Rate, Australian Bank Bill Rate or CMT Rate, subject in each case to the addition or subtraction of the Spread, if any, shown above or to multiplication by the Spread Multiplier, if any, shown above, until the principal hereof is paid or duly made available for payment; provided, however, that, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election (as hereinafter defined) with respect to one or more such payments, the Corporation will make such payments in respect of this Security in U.S. dollars in amounts determined as set forth on the reverse hereof.  Such interest shall be payable by the Corporation monthly, quarterly, semi-annually or annually as specified above under “Interest Payment Period” and, unless otherwise specified above under “Interest Payment Date(s)”, such interest shall be payable by the Corporation on the third Wednesday of the month or months specified above under “Interest Payment Month(s)” in each year (or if any such day is not a Market Day (as defined on the reverse hereof) with respect to this Security, on the next succeeding Market Day with respect to this Security or, if the Interest Rate Basis specified above is LIBOR and the next succeeding such Market Day falls in the next calendar month, the next day preceding such Market Day) (each date so specified above or, if none is so specified, determined as herein provided, an “Interest Payment Date”) and at Maturity commencing on the first Interest Payment Date next succeeding the Original Issue Date, or, if the Interest Reset Period specified above is weekly and the Original Issue Date is after a Regular Record Date and on or prior to the next succeeding Interest Payment Date, on the second Interest Payment Date next succeeding the Original Issue Date.  The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date will be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Market Day) next preceding such Interest Payment Date or such other Regular Record Date specified above (the “Regular Record Date”); provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable; and, provided, further, that if the Original Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the second Interest Payment Date following the Original Issue Date to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding such second Interest Payment Date.  Any such interest which is payable, but not so punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and any premium and interest on this Security will be made upon presentation or, at Maturity, surrender of this Security at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or such other office or agency of the Corporation maintained by it for that purpose in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal of and any premium and interest on this Security due at Maturity will be made in immediately available funds at such corporate trust office or such other offices or agencies if this Security is presented to the Paying Agent in time for the Paying Agent or such other paying agent to make such payments in accordance with its normal procedures; and provided, further, that, at the option of the Corporation, payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; and, provided, further, that notwithstanding the foregoing a Holder of US$10,000,000 or more in aggregate principal amount of Securities of this series and tenor shall be entitled to receive payments of interest, other than interest due at Maturity, by wire transfer of immediately available funds to an account if appropriate wire transfer instructions have been received by the Paying Agent or such other paying agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date; and, provided, further, that notwithstanding the foregoing if (i) this Security is denominated in a Specified Currency, (ii) the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payment, (iii) the Exchange Rate Agent is able to convert such payments as provided below and (iv) the Specified Currency is not unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Corporation, then (a) the payment of principal of and any premium or interest on this Security other than at Maturity will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts) by check drawn upon a bank office located outside the United States, and (b) any such payments due at Maturity will be made in such Specified Currency (or, if applicable, such other coin or currency) by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank office located in the country which issued the Specified Currency (unless the Specified Currency is Australian dollars in which case such payment will be made to a bank office located outside the United States) upon presentation of this Security to the Paying Agent or any other paying agent in time for such wire transfer to be made by the Paying Agent in accordance with its normal procedures.  Unless otherwise specified above, if this Security is denominated in a Specified Currency, the Holder hereof may elect to receive payments of the principal of and any premium or interest on this Security in such Specified Currency (a “Specified Currency Payment Election”) by delivery of a written request (including, in the case of an election with respect to payments at Maturity, appropriate wire transfer instructions) to the Trustee at its corporate trust office referred to above on or prior to the relevant Regular Record Date or the sixteenth day prior to Maturity, as the case may be.  Such request may be in writing (mailed or hand delivered) or by facsimile transmission.  A Holder may elect to receive payment in the Specified Currency for all principal and any premium and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the relevant Regular Record Date or the sixteenth day prior to Maturity, as the case may be.

All payments of, or in respect of, principal of and any premium and interest on this Security will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Commonwealth of Australia (“Australia”) or any political subdivision thereof or any taxing authority therein, unless such taxes, duties, assessments or governmental charges are required by Australia or any such subdivision or authority to be withheld or deducted.  In that event, the Corporation will pay such Additional Amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of this Security of the amounts which would otherwise have been payable in respect of this Security had no such withholding or deduction been required, subject to certain exceptions as set forth in Article Ten of the Indenture.  Any references herein to principal, premium or interest in respect hereof shall be deemed to also refer to any Additional Amounts payable in respect thereof.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed by manual or facsimile signature of the undersigned, thereunto duly authorized.

Dated:

AUSTRALIA AND NEW ZEALAND BANKING
GROUP LIMITED
A.B.N. 11 005 357 522

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

BANK ONE, N.A.
(formerly known as The First National Bank of Chicago), as Trustee

By:
Authorized Officer

[Reverse of Note]

This Security is one of a duly authorized issue of securities of the Corporation (the “Securities”) issued and to be issued in one or more series under the Indenture, dated as of February 28, 1996, the First Supplemental Indenture dated as of May 29, 1998 and the Second Supplemental Indenture dated as of                   , 2004 (the “Indenture”), entered into for the benefit of the Holders from time to time of Securities among the Corporation and Bank One, N.A., (formerly known as The First National Bank of Chicago), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Provided, however, that the Company may from time to time or at any time, without the consent of the Holders of the Securities, create and issue additional Securities with terms and conditions identical to those of the Securities, which additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities

The Securities of this series are direct, unsecured and unsubordinated obligations of the Corporation and will rank pari passu among themselves and at least pari passu with all other outstanding unsecured and unsubordinated obligations of the Corporation, present or future, other than obligations that are preferred by statute or by operation of law.

This Security is one of the series designated as “U.S. Medium Term Notes, Series A”, limited in aggregate principal amount (or, in the case of Original Issue Discount Securities or Securities with the amount payable in respect of principal or any premium or interest to be determined by reference to the value, rate or price of one or more specified indices (“Indexed Securities”), an aggregate initial offering price) not to exceed US$1,500,000,000 (or, if Securities of this series denominated in one or more Specified Currencies are issued by the Corporation, the equivalent thereof in such Specified Currencies based upon the Market Exchange Rate (as defined below) on the date the Corporation agreed to issue such Securities).  Unless a greater minimum denomination is specified on the face hereof, the Securities of this series are issuable only as registered Securities, without coupons, in minimum denominations of US$100,000 (or, in the case of Securities denominated in a Specified Currency, the equivalent thereof in such Specified Currency on the basis of the noon buying rate for cable transfers in The City of New York as certified for customs purposes by (or, if not so certified, as otherwise determined by) the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Specified Currency on the date the Corporation agrees to issue such Security, rounded down to the nearest 1,000 units of such Specified Currency) and in integral multiples of US$1,000 in excess thereof (or, in the case of Securities denominated in a Specified Currency, 1,000 units of such Specified Currency).  The Securities of this series may be issued from time to time in various principal amounts and currencies or currency units, may bear different Stated Maturities, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, and may otherwise vary.

The interest payable hereon on any Interest Payment Date will be the interest accrued from and including the Original Issue Date or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date; provided, however, that if the Interest Reset Period specified on the face hereof is daily or weekly, the interest payable on any Interest Payment Date will be the interest accrued from and including the Original Issue Date or from and including the day following the most recent Regular Record Date in respect of which interest has been paid or duly provided for, as the case may be, to but excluding the day following the Regular Record Date immediately preceding such Interest Payment Date. Notwithstanding the foregoing, the interest payable at Maturity will include interest accrued to but excluding the date of Maturity.  Accrued interest hereon shall be calculated by multiplying the face amount hereof by an accrued interest factor.  Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.  The interest factor for each such day (expressed as a decimal rounded, if necessary, as described below) shall be computed by dividing the interest rate (expressed as a decimal rounded, if necessary, as described below) applicable to such day by (i) 360 if the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, Prime Rate, CD Rate, Federal Funds Effective Rate or LIBOR, (ii) the actual number of days in the year (365 or 366, as the case may be) if the Interest Rate Basis specified on the face hereof is the Treasury Rate or CMT Rate, (iii) 365 if the Interest Rate Basis specified on the face hereof is the Australian

Bank Bill Rate or (iv) notwithstanding the foregoing, the number of days in the Computation Period, if any, specified on the face hereof.  Except as otherwise provided herein, all percentages resulting from any calculation with respect to this Security will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts and all amounts in Specified Currencies used in or resulting from such calculations will be rounded to the nearest cent and unit, respectively (with one-half cent and one-half unit being rounded upwards).

The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified on the face hereof under Interest Reset Period (each date upon which interest is so reset as provided below being hereinafter referred to as an “Interest Reset Date”), and the interest rate in effect on any day shall be (a) if such day is an Interest Reset Date, the interest rate for such Interest Reset Date or (b) if such day is not an Interest Reset Date the interest rate for the immediately preceding Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date of this Security (or one or more Predecessor Securities) to but excluding the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof.  Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof and in no event shall be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.  Unless otherwise specified on the face hereof and except as provided in the next succeeding sentence, the Interest Reset Date with respect to this Security will be, if the Interest Reset Period specified on the face hereof is daily, each Market Day; if the Interest Reset Period specified on the face hereof is weekly (unless the Interest Rate Basis specified on the face hereof is the Treasury Rate), the Wednesday of each week; if the Interest Reset Period specified on the face hereof is weekly and the Interest Rate Basis specified on the face hereof is the Treasury Rate, except as otherwise provided below, the Tuesday of each week; if the Interest Reset Period specified on the face hereof is monthly, the third Wednesday of each month; if the Interest Reset Period specified on the face hereof is quarterly, the third Wednesday of each March, June, September and December; if the Interest Reset Period specified on the face hereof is semi-annually, the third Wednesday of two months in each year specified under “Interest Reset Month(s)” on the face hereof; and if the Interest Reset Period specified on the face hereof is annually, the third Wednesday of the one month in each year specified under “Interest Reset Month(s)” on the face hereof. If, pursuant to the preceding sentence, any Interest Reset Date would otherwise be a day that is not a Market Day (as defined below) with respect to this Security, the Interest Reset Date shall be the next succeeding day that is a Market Day with respect to this Security, except that if the Interest Rate Basis specified on the face hereof is LIBOR and the immediately succeeding such Market Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding such Market Day.  Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

“Market Day” means (a) with respect to any Note other than LIBOR Note, a Foreign Currency Note or a Currency Indexed Note, any day that is a Business Day in The City of New York, (b) with respect to LIBOR Notes only, any Business Day in The City of New York on which dealings in deposits in U.S. dollars are transacted in the London interbank market, (c) with respect to Foreign Currency Notes only (other than Foreign Currency Notes that are Currency Indexed Notes or denominated in Euros), any Business Day in The City of New York that is also a Business Day in the principal financial center of the country of the Specified Currency or, with respect to Foreign Currency Notes denominated in Australian dollars, Melbourne, or (d) with respect to Foreign Currency Notes denominated in euro only, any Business Day in The City of New York that is also designated as a euro settlement day by the Euro Banking Association in Paris or otherwise generally regarded in the euro interbank market as a day on which payments in euro are made.

“Business Day”, when used with respect to any Place of Payment or any other particular location, means any day which is not a Saturday or Sunday and which is not a day on which banking institutions in that place of payment or other location are authorized or obligated by law, regulation or executive order to close.

Determination of CD Rate.  If the Interest Rate Basis specified on the face hereof is the CD Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the “CD Rate Interest Determination Date”) for negotiable certificates of deposit having the Index Maturity specified on the face hereof (i) as published in the weekly statistical release entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication, published by the Board of Governors of the United States Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market)” or (ii) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then as published in the daily statistical release entitled “Composite 3:30 P.M. Quotations for U.S. Government Securities”, or any successor publication, published by the Federal Reserve Bank of New York (“Composite Quotations”) under the heading “Certificates of Deposit”, or (b) if such rate is not published in either H.15(519) or Composite Quotations by 9:00 A.M., New York City time, on such Calculation Date, the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate shall be the CD Rate in effect on such CD Rate Interest Determination Date (or if there was no such Interest Reset Period, the CD Rate shall be the Initial Interest Rate).

Determination of Commercial Paper Rate.  If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the Money Market Yield (calculated as described below) of the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the “Commercial Paper Interest Determination Date”) for commercial paper having the Index Maturity specified on the face hereof, (i) as published in H.15(519) under the heading “Commercial Paper - Nonfinancial”, or (ii) if such rate is not so published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then as published in Composite Quotations under the heading “Commercial Paper - Nonfinancial”, or (b) if such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency; provided, however, that if such dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date (or if there was no such Interest Reset Period, the Commercial Paper Rate shall be the Initial Interest Rate).

“Money Market Yield” shall be a yield (expressed as a percentage rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point), calculated in accordance with the following formula:

D x 360
Money Market Yield =		x 100,
360 - (D x M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of Prime Rate.  If the Interest Rate Basis specified on the face hereof is the Prime Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the “Prime Rate Interest Determination Date”) as published in H.15(519) under the heading “Bank Prime Loan”, (b) if such rate is not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates of interest publicly announced by each bank that appears on the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Screen USPRIME1 Page”) as such bank’s prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date, or (c) if fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for the Prime Rate Interest Determination Date, the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent, or (d) if fewer than two quotations are provided, the arithmetic mean of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S.$500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Prime Rate Interest Determination Date (or if there was no such Interest Reset Period, the Prime Rate shall be the Initial Interest Rate).

Determination of Federal Funds Effective Rate.  If the Interest Rate Basis specified on the face hereof is the Federal Funds Effective Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the “Federal Funds Effective Interest Determination Date”) for Federal Funds having the Index Maturity specified on the face hereof (i) as published in H.15(519) under the heading “Federal Funds (Effective)” or (ii) if such rate is not so published prior to 9:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Effective Interest Determination Date, then as published in Composite Quotations under the heading “Federal Funds/ Effective Rate” or (b) if by 9:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Effective Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate will be the Federal Funds Effective Rate in effect on such Federal Funds Effective Interest Determination Date (or if there was no such Interest Reset Period, the Federal Funds Rate shall be the Initial Interest Rate).

Determination of LIBOR.  If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate with respect to this Security for any Interest Reset Date shall be determined by the Calculation Agent in accordance with the following provisions:

(a)            With respect to any LIBOR Interest Determination Date, LIBOR will be, as specified on the face hereof, determined on the basis of either (i) the arithmetic mean of the offered rates for deposits in the Index Currency specified on the face hereof (or if no currency is specified, U.S. dollars) having the Index Maturity specified on the face hereof, commencing on the second London Market Day immediately following such LIBOR Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page (“LIBOR Reuters”), or (ii) the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Market Day immediately following such LIBOR Interest Determination Date, that appears on the Telerate Page specified on the face hereof (which, if the Index Currency is U.S. dollars, will be Telerate page 3750) as of 11:00 A.M., London time, on that LIBOR Interest Determination Date (“LIBOR Telerate”).  If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.  If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page, as applicable, LIBOR for such LIBOR Interest Determination Date will be determined as described in (b) below.

(b)           With respect to a LIBOR Interest Determination Date on which fewer than two offered rates for the applicable Index Maturity appear on the Reuters Screen LIBO Page,

as specified in (a)(i) above, or on which no rate appears on Telerate Page, as specified in (a)(ii) above, as applicable, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in the Index Currency having the Index Maturity specified on the face hereof are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second London Market Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than US$1,000,000 (or the equivalent in the Index Currency) that in the Calculation Agent’s judgment is representative for a single transaction in such market at such time.  The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of such quotations.  If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in the applicable principal financial center for the country of the Index Currency, selected by the Calculation Agent, for loans in the Index Currency to leading European banks having the specified Index Maturity commencing on the second London Market Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than US$1,000,000 (or the equivalent in the Index Currency) that in the Calculation Agent’s judgment is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for such LIBOR Interest Determination Date will be the LIBOR in effect on such LIBOR Interest Determination Date (or if there was no such Interest Reset Period, LIBOR shall be the Initial Interest Rate).

“London Market Day” means any day on which deposits in U.S. dollars are transacted in the London interbank market;

Determination of Treasury Rate.  If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate for the most recent auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity shown on the face hereof as published in H.15(519) under the heading “U.S. Government Securities - auction average (investment)” on the Treasury Interest Determination Date (as defined below) or (b) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury or (c) in the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided in (a) or (b) above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean, as calculated by the Calculation Agent of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof; provided, however, that if such dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate shall be the Treasury Rate on such Treasury Interest Determination Date (or if there was no such Interest Reset Period, the Treasury Rate shall be the Initial Interest Rate).

The “Treasury Interest Determination Date” pertaining to an Interest Reset Date will be the day on which Treasury bills are auctioned for the week in which such Interest Reset Date falls, or if no auction is held for such week, the Monday of such week (or if Monday is a legal holiday, the next succeeding Market Day) and the Interest Reset Date will be the Market Day immediately following such Treasury Interest Determination Date.  If an auction is held for such week on Monday or the preceding Friday, such Monday or preceding Friday shall be the Treasury Interest Determination Date for such week, and the Interest Reset Date for such week shall be the Tuesday of such week (or, if such Tuesday is not a Market Day, the next succeeding Market Day).  If the auction for such week is held on any day of such week other than Monday, then such date shall be the Treasury Interest Determination Date and the Interest Reset Date for such week shall be the next succeeding Market Day.

Determination of Australian Bank Bill Rate.  If the Interest Rate Basis specified on the face hereof is the Australian Bank Bill Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal the rate on such Interest Reset Date (or, if such Interest Reset Date is not a Market Day, the next succeeding Market Day) determined by the Calculation Agent by taking the rate quoted on the Reuters Screen BBSW Page (or such other page as may replace the Reuters Screen BBSW Page) (“Reuters Screen BBSW Page”) at or about 10:00 A.M., Melbourne time, on such Interest Reset Date.  If such rate does not appear on the Reuters Screen BBSW Page, the rate for that Interest Reset Date will be determined by the Calculation Agent by taking the mean buying and selling rates for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page) having a tenor of the Index Maturity specified on the face hereof, quoted at approximately 10:00 A.M., Melbourne time, on such Interest Reset Date by five major financial institutions in the Australian market authorized to quote on the Reuters Screen BBSW Page selected by the Calculation Agent on application by the Calculation Agent, eliminating the highest and the lowest mean rates and taking the arithmetic mean of the remaining mean rates and then, if necessary, rounding the resulting figure upwards to four decimal places; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Australian Bank Bill Rate will be the Australian Bank Bill Rate in effect on such Interest Reset Date (or if there was no such Interest Reset Period, the Australian Bank Bill Rate shall be the Initial Interest Rate).

Determination of CMT Rate.  If the Interest Rate Basis specified on the face hereof is the CMT Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the “CMT Rate Interest Determination Date”) displayed on the Designated CMT Telerate Page under the caption “... Treasury Constant Maturities.... Federal Reserve Board Release H.15.... Mondays Approximately 3:45 p.m.,” under the column for the Index Maturity for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate page is 7052, the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date occurs or (b) if such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Index Maturity as published in the relevant H.15(519) (or its replacement) or (c) if such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a “Reference Dealer”) in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent, for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury notes”) with an original maturity of approximately the Index Maturity and remaining term to maturity of not less than such Index Maturity minus one year or (d) if the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York, for Treasury notes with an original maturity of the number of years that is the next highest to the Index Maturity and a remaining term to maturity closest to the Index Maturity and in an amount of at least $100,000,000; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was not such Interest Reset Period, the rate of interest payable on the CMT Rate Notes for which the CMT Rate is being determined shall be the Initial Interest Rate).  If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Index Maturity, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

Renewable Notes.  If it is indicated on the face hereof that this is a “Renewable Note”, the Stated Maturity with respect to this Security will be the Interest Payment Date specified on the face hereof (the “Initial Maturity Date”), unless the Stated Maturity of all or any portion of the principal amount of this Security is extended in accordance with the procedures described below, unless modified as set forth on the face hereof.  On the Interest Payment Dates in January and July in each year, unless different Interest Payment Dates are specified on the face hereof (each such Interest Payment Date, an “Election Date”), the Stated Maturity hereof will be extended to the Interest Payment Date occurring twelve months after such Election Date, unless the Holder hereof elects to terminate the automatic extension of the Stated Maturity hereof or of any portion hereof having a principal amount of US$1,000 or any multiple of US$1,000 in excess thereof by delivering a notice of such effect to the Paying Agent not less than nor more than a number of days specified on the face hereof prior to such Election Date.  Such option may be exercised with respect to less than the entire principal amount hereof; provided that the principal amount for which such option is not exercised is at least US$1,000 or any larger amount that is an integral multiple of US$1,000.  Notwithstanding the foregoing, the Stated Maturity hereof may not be extended beyond the Final Maturity Date, as specified on the face hereof (the “Final Maturity Date”).  If the Holder elects to terminate the automatic extension or the Stated Maturity of any portion of the principal amount hereof and such election is not revoked as described below, such portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified on the face hereof) after the Election Date prior to which the Holder made such election.

An election to terminate the automatic extension of the Stated Maturity may be revoked as to any portion hereof having a principal amount of US$1,000 or any multiple of US$1,000 in excess thereof by delivering a notice to such effect to the Paying Agent on any day following the effective date of the election to terminate the automatic extension of the Stated Maturity and prior to the date 15 days before the date on which such portion would otherwise mature.  Such a revocation may be made for less than the entire principal amount hereof for which the automatic extension of the Stated Maturity has been terminated; provided that the principal amount hereof for which the automatic extension of the Stated Maturity has been terminated and for which such a revocation has not been made is at least US$1,000 or any larger amount that is an integral multiple of US$1,000.  Notwithstanding the foregoing, a revocation may not be made during the period from and including a Record Date to but excluding the immediately succeeding Interest Payment Date.

An election to terminate the automatic extension of the Stated Maturity hereof, if not revoked as described above by the Holder making the election or any subsequent Holder, will be binding upon such subsequent Holder.

A Renewable Note may be redeemed in whole or in part at the option of the Corporation on the Interest Payment Dates in each year specified on the face hereof, commencing with the Interest Payment Date specified on the face hereof, at the Redemption Price or Prices as stated on the face hereof, together with accrued and unpaid interest to the Redemption Date. Notice of redemption will be provided by mailing a notice of such redemption to each Holder by first class mail, postage prepaid, at least 180 days prior to the Redemption Date.

Extendible Notes.  It shall be indicated on the face hereof whether the Corporation has the option to extend the Stated Maturity hereof for one or more periods of one or more whole years (each an “Extension Period”) up to but not beyond the date (the “Final Maturity Date”) set forth on the face hereof.  If the Corporation has such option with respect to any Security (an “Extendible Note”), the following procedures will apply, unless modified as set forth on the face hereof.

The Corporation may exercise such option with respect to an Extendible Note by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the Stated Maturity originally in effect with respect to such Note (the “Original Maturity Date”) or, if the Stated Maturity of such Note has already been extended, prior to the Stated Maturity then in effect (an “Extended Maturity Date”).  No later than 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each a “Maturity Date”), the Paying Agent will mail to the Holder of such Note a notice (the “Extension Notice”), relating to such Extension Period, by first class mail, postage prepaid, setting forth (a) the election of the Corporation to extend the Stated Maturity of such Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period (which, in the case of a Floating Rate Note, will be calculated with reference to an interest formula and the Spread or Spread Multiplier, if any); and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which the period or periods during which and the price or prices at which such redemption may occur during the Extension Period.  Upon the mailing by the Paying Agent of an Extension Notice to the Holder of an Extendible Note, the Stated Maturity of such Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms it had prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 10:00 A.M., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect for an Extendible Note (or, if such day is not a Business Day, not later than 10:00 A.M., New York City time, on the immediately succeeding Business Day), the Corporation may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate (or, in the case of a Floating Rate Note, a higher Spread or Spread Multiplier, if any) for the Extension Period by causing the Paying Agent to send notice of such higher interest rate (or, in the case of a Floating Rate Note, a higher Spread or Spread Multiplier, if any) to the Holder of such Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Corporation and the Paying Agent.  Such notice shall be irrevocable.  All Extendible Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate (or, in the case of a Floating Rate Note, a higher Spread or Spread Multiplier, if any) for the Extension Period, whether or not tendered for redemption.

If the Corporation elects to extend the Stated Maturity of an Extendible Note, the Holder of such Note will have the option to require the Corporation to redeem such Note on the Maturity Date then in effect at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date.  In order for an Extendible Note to be redeemed on such Maturity Date, the Holder must follow the procedures for optional redemption specified in the applicable Prospectus Supplement, except that the period for delivery of such Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date then in effect and except that a Holder who has tendered an Extendible Note for redemption pursuant to an Extension Notice may, by written notice to the Paying Agent, revoke any such tender for redemption until 3:00 P.M., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 P.M., New York City time, on the immediately succeeding Business Day).

Unless otherwise specified on the face hereof, the Calculation Date pertaining to (i) any CD Rate Interest Determination Date, Commercial Paper Rate Interest Determination Date, Treasury Interest Determination Date or Federal Funds Effective Rate Interest Determination Date or a CMT Rate Interest Determination Date, as the case may be, shall be the tenth day after such interest determination date or, if any such day is not a Market Day with respect to this Security, the next succeeding such Market Day and (ii) any Prime Rate Interest Determination Date or LIBOR Interest Determination Date shall be such interest determination date.  The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date.  At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.  Unless otherwise specified on the face hereof, the Calculation Agent shall be the Trustee.

The Corporation shall have the right to require the Holder of this Security, as a condition of payment of the principal of or any premium or interest on this Security (or any Additional Amounts payable in respect thereof), to present at the office of the Trustee or any paying agent a certificate in such form as the Corporation may from time to time prescribe to enable the Corporation to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Corporation, the Trustee, any paying agent or withholding agent may be required to deduct or withhold from payments in respect of such Security under any present or future law of Australia or any other jurisdiction or any regulation of any taxing corporation thereof or therein and (ii) any reporting or other requirements under such laws or regulations.  To the extent not otherwise prohibited by applicable laws and regulations, the Corporation shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determination.

If this Security is designated on the face hereof as an Original Issue Discount Security (an “Original Discount Security”), then, notwithstanding anything to the contrary contained in this Security, upon the redemption or acceleration of the Stated Maturity of this Security there shall be payable, in lieu of the principal amount due at the Stated Maturity hereof, an amount equal to the Amortized Face Amount of this Security.  The “Amortized Face Amount” of an Original Issue Discount Security shall be the amount equal to the sum of (a) the issue price of this Security (as defined below), plus (b) that portion of the difference between the issue price and the principal amount of this Security that has been amortized at the Stated Yield (as defined below) of this Security (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Security due at the Stated Maturity hereof.  As used in the previous sentence “issue price” means the principal amount due at the Stated Maturity hereof less the Total Amount of OID of this Security specified on the face hereof, and the “Stated Yield” of this Security means the Yield to Maturity specified on the face hereof or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles for the period from the Original Issue Date hereof to the Stated Maturity hereof on the basis of its issue price and such principal amount.

If this Security is denominated in a Specified Currency, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments as provided on the face hereof, the Holder of this Security shall receive payments of principal and any premium and interest in U.S. dollars at an exchange rate based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (who, unless otherwise specified on the face hereof, shall be the Trustee) at approximately 11:00 A.M., New York City time, on the second Market Day with respect to this Security preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Corporation for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date of the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency and scheduled to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract.  All currency exchange costs incurred by the Corporation in converting a Specified Currency into U.S. dollars in order to make payments hereon will be borne by the Holder of this Security by deductions from such payments.  If such bid quotations are not available, or if a Specified Currency Payment Election has been made with respect to such payments, payments will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts); provided, however, that if such Specified Currency (or, if applicable, such other coin or currency) is unavailable due to the imposition of exchange controls or other circumstances beyond the Corporation’s control, the Corporation will be entitled to make payments in U.S. dollars on the basis of the Market Exchange Rate for such Specified Currency (or, if applicable, such other coin or currency) on the second Market Day with respect to this Security prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated hereon.

If one or more Redemption Dates (or ranges of Redemption Dates)  is specified on the face hereof, this Security is subject to redemption upon not less than 30 days’ notice by mail, on any such date (or during any such range), as a whole, or from time to time in part, at the election of the Corporation, at a Redemption Price determined as provided in the next succeeding sentence, together with accrued interest to the Redemption Date; provided that interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder hereof (or one or more Predecessor Securities) of record at the close of business on the Regular Record Dates referred to on the face hereof, all as provided in the Indenture.  If applicable, the “Redemption Price” for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

In addition to its ability to redeem this Security pursuant to the foregoing, this Security may be redeemed at the option of the Corporation on the terms set forth, and as more fully described, in the Indenture, in certain circumstances if the Corporation would be required to pay Additional Amounts in respect hereof as a result of any change or amendment of any law, regulation or published tax ruling of Australia, or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official administration, interpretation or application of such laws, regulations or published tax rulings, in each case occurring after the Issue Date hereof.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If one or more Repayment Dates (Option of Holder) (or ranges of such dates) is specified on the face hereof, this Security is subject to repayment on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the Holder hereof at a Repayment Price determined as provided in the fifth succeeding sentence together with accrued interest thereon to the Repayment Date, but interest installments whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holder hereof of record at the close of business on the Regular Record Date referred to on the face hereof, all as provided in the Indenture.  Such election shall be effected by the Holder hereof delivering to the Corporation at the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York not less than 30 nor more than 60 days prior to the date on which this Security is to be repaid, or during such other Notice Period specified on the face hereof, a notice requesting such repayment in the form described below and specifying the date upon which this Security is to be repaid.  Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Security with the form entitled “Option to Elect Repayment” set forth of the end of this Security duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Security, the principal amount of this Security to be repaid, the certificate number or a description of the terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled “Option to Elect Repayment” below, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Security and form duly completed are received by the Trustee by such fifth Business Day.  Exercise of the repayment option by the Holder hereof will be irrevocable.  If applicable, the “Repayment Price” for any such repayment shall be the amount determined by multiplying the Repayment Percentage (Option of Holder), specified on the face hereof with respect to the relevant Repayment Date (Option of Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be repaid, together with the interest accrued thereon to the Repayment Date; provided, however, that in no event shall the Repayment Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be repaid.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of Original Issue Discount Securities, the Amortized Face Amount thereof) may be declared due and payable in the manner and with the effect provided in the Indenture.  Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Corporation’s obligations in respect of the payment of the principal of the interest, if any, on the Securities of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security or variation of the Negative Pledge shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and shall have offered the Trustee reasonable indemnity, and the Trustee, during the 60 day period after receipt of such notice, request and offer of indemnity, shall have failed to institute any such proceeding and shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.  Following the exercise of any redemption option by the Holder hereof, the Trustee shall not be required to issue, register the transfer of or exchange that portion of this Security with respect to which such option has been exercised.

No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Securities of this series may be issued in the form of one or more Global Securities to The Depository Trust Company, as depositary for the Global Securities of this series (the “Depositary”), or its nominee and registered in the name of the Depositary or such nominee.  If this Security is designated on the face hereof as a Global Security, the transfer and exchange hereof is subject to the limitations set forth in the Indenture and in the legends on the face hereof.  Notwithstanding any other provision in the Indenture or of this Global Security, this Global Security may be exchanged in whole or in part for Securities registered, and no transfer of this Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for this Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Corporation that it is unwilling or unable to continue as Depositary for this Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to this Global Security, (C) the Corporation in its sole discretion shall have notified the Depositary that the Global Securities shall be exchanged for such Securities or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301 of the Indenture.  Notwithstanding any other provision in the Indenture or of this Global Security, if the restriction set forth in the preceding sentence shall have ceased to apply to this Global Security it may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for this Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

In the Indenture, the Corporation has appointed its Managing Director, Americas, acting through its office in the Borough of Manhattan, The City of New York located at 1177 Avenue of the Americas, New York, New York, and his successors, as its authorized agent (“Authorized Agent”) upon which process may be served in any legal action or proceeding against it with respect to its obligations under the Securities or the Indenture, as the case may be, instituted in any State or Federal court in the Borough of Manhattan, The City of New York by the Holder of any Security and has irrevocably submitted to the non-exclusive jurisdiction of any such court in respect of such legal action.  Such appointment shall be irrevocable until all amounts in respect of the principal of and any premium and interest due and to become due on or in respect of all the Securities have been paid by the Corporation to the Trustee pursuant to the terms of the Indenture and the Securities and paid or returned to the Trustee as provided in Section 309 of the Indenture.  Notwithstanding the foregoing, the Corporation has reserved the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate.  If for any reason the Corporation’s General Manager, Americas, ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Corporation will appoint a successor Authorized Agent in accordance with the preceding sentence.  The Corporation will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.  Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the Corporation at 100 Queen Street, Melbourne, Victoria 3000 Australia, attention: Company Secretary, shall be deemed, in every respect, effective service of process on the Corporation.  Notwithstanding the foregoing, any action based on the Securities may be instituted by a Holder of a Security in any competent court in the State of Victoria or any court in Australia competent to hear appeals therefrom.  To the fullest extent permitted by law, the Corporation has waived irrevocably any immunity from jurisdiction to which it might otherwise be entitled in any action based on the Securities or the Indenture which may be instituted by the Holder of any Security in any State or Federal court in the Borough of Manhattan, The City of New York or in any competent court in the State of Victoria or in Australia competent to hear appeals therefrom.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without regard to the conflict of laws principles thereof; provided, however, that (i) the authorization and execution of the Indenture and this Security, as applicable, and the occurrence of an Event of Default under Sections 501(6) or (7) of the Indenture shall be governed by the laws of the State of Victoria, Commonwealth of Australia.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
		(Custodian)	(Minor)

Under Uniform Gifts to Minors Act ( )
(State)

Additional abbreviations may also be used though not in the above list.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs Australia and New Zealand Banking Group Limited (A.B.N. 11 005 357 522) to repay the within Security (or portion thereof specified below) pursuant to its terms at the Repayment Price, to the undersigned at

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF THE UNDERSIGNED

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof which the Holder elects to have repaid:

                                                                                                      ; and specify the denomination of denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

Dated:

NOTICE: This signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                       attorney to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.

Signature guaranteed:

NOTICE:	The signature on this Transfer Notice must be guaranteed by a member firm of the Securities Transfer Agent Medallion Program.